SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2008

INTRUSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20191	75-1911917
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 East Arapaho

Road Suite 200

Richardson, TX  75081

(Address of principal executive offices)

(972) 234-6400

(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

                On January 30, 2008, the Company entered into a revolving promissory note to borrow up to $700,000 from G. Ward Paxton, the Company’s Chairman, President and Chief Executive Officer.

                Under the terms of the note, the Company may borrow, repay and reborrow on the loan as needed up to an outstanding principal amount of $700,000 at any date.  Amounts the Company borrows under the note accrue interest at a floating rate per annum equal to the announced prime rate of Silicon Valley Bank plus 1% and are unsecured.  All outstanding principal and accrued but unpaid interest are due on December 31, 2008.

The Company intends to use the proceeds from the loan for general working capital purposes, including ongoing operating expenses and trade payables.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the promissory note attached hereto as Exhibit 10.1.

A copy of the press release announcing the Company’s execution of the promissory note is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description of Exhibits
10.1	Promissory Note by and between Intrusion Inc. and G. Ward Paxton, dated January 30, 2008

The following exhibit shall be deemed to be furnished, and not filed.

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: January 30, 2008	By:	/s/ MICHAEL L. PAXTON
Michael L. Paxton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Promissory Note by and between Intrusion, Inc. and Ward Paxton, dated January 30, 2008

99.1	Press release